Exhibit 5


                                   May 5, 2004

California Clean Air, Inc.
3790 Via d le Valle, Suite 103
Del Mar, CA 92014

                  REGISTRATION STATEMENT ON FORM SB-2/A

Gentlemen:

         We have acted as legal counsel to California Clean Air, Inc. ("Company") in connection with the preparation and filing of the amended Registration Statement on Form SB-2/A ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 and the prospectus contained therein with respect to registering 2,000,000 shares ("Shares") which are being offered in behalf of the Company. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

























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         Our opinion, as hereinafter expressed, is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares to be offered by the Company under the Registration Statement are legally issued. Our opinion is based on the laws of the State of Nevada.

         We hereby consent to the filing of this opinion as an exhibit to the amended Registration Statement and the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters".

                                                 Very truly yours,


                                                 Robert C. Laskowski


/rcl